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                                                                    Exhibit 23.2

                    Consent of Independent Public Accountants

                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002, included in TB Wood's Corporation's Form 10-K for the year ended December 28, 2001 and to all references to our firm included in this registration statement.

Arthur Andersen LLP


Atlanta, GA
May 6, 2002